EXHIBIT 99.1

Investor Relations Contact:

Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX POSTPONES EARNINGS RELEASE TO TUESDAY, JULY 25, 2006

SAN JOSE, CA, JULY 18, 2006 — Xilinx, Inc. (Nasdaq: XLNX) today announced it is postponing its first quarter fiscal 2007 earnings release to Tuesday, July 25, 2006. The independent investigation into Xilinx’s option granting practices is not yet complete. In addition, Xilinx’s independent auditors are reviewing available results and making an assessment of the company’s practices. Xilinx expects to be able to provide further information concerning the investigation on the rescheduled release date.

The conference call associated with the earnings release will be held at 2:00 pm, Pacific Time on Tuesday. The dial-in number for the call is (800) 405-4660, conference ID# is 3290515. Two hours after the completion of the live call, a replay of the call will be available by dialing (800) 642-1687 and using conference ID # 3290515.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the timely completion of the analysis by the Company’s auditors, and other risk factors listed in our most recent Form 10-K.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.